NORTHEAST UTILITIES AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
	2007	2006
	(Thousands of Dollars)
ASSETS

Current Assets:
Cash and cash equivalents	$ 214,730	$ 481,911
Special deposits	29,850	48,524
Investments in securitizable assets	397,168	375,655
Receivables, less provision for uncollectible
accounts of $20,689 in 2007 and $22,369 in 2006	362,721	361,201
Unbilled revenues	80,728	88,170
Taxes receivable	5,494	-
Fuel, materials and supplies	139,317	173,882
Marketable securities - current	64,464	67,546
Derivative assets - current	117,716	88,857
Prepayments and other	45,955	45,305
	1,458,143	1,731,051

Property, Plant and Equipment:
Electric utility	7,162,936	7,129,526
Gas utility	859,649	858,961
Other	310,555	299,389
	8,333,140	8,287,876
Less: Accumulated depreciation: $2,469,757 for electric
and gas utility and $172,761 for other in 2007;
$2,440,544 for electric and gas utility and
$174,562 for other in 2006	2,642,518	2,615,106
	5,690,622	5,672,770
Construction work in progress	705,984	569,416
	6,396,606	6,242,186

Deferred Debits and Other Assets:
Regulatory assets	2,344,353	2,449,132
Goodwill	287,591	287,591
Prepaid pension	23,584	21,647
Marketable securities - long-term	55,544	50,843
Derivative assets - long-term	288,140	271,755
Other	182,127	249,031
	3,181,339	3,329,999

Total Assets	$ 11,036,088	$ 11,303,236

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
	2007	2006
	(Thousands of Dollars)
LIABILITIES AND CAPITALIZATION

Current Liabilities:
Long-term debt - current portion	$ 4,435	$ 4,877
Accounts payable	503,887	569,940
Accrued taxes	1,136	364,659
Accrued interest	49,338	53,782
Derivative liabilities - current	101,792	125,843
Counterparty deposits	1,400	148
Other	147,102	244,586
	809,090	1,363,835

Rate Reduction Bonds	1,083,768	1,177,158

Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	1,109,483	1,099,433
Accumulated deferred investment tax credits	31,336	32,427
Deferred contractual obligations	259,420	271,528
Regulatory liabilities	827,428	809,324
Derivative liabilities - long-term	120,683	148,557
Accrued postretirement benefits	198,544	203,320
Other	398,961	322,840
	2,945,855	2,887,429

Capitalization:
Long-Term Debt	3,263,933	2,960,435

Preferred Stock of Subsidiary - Non-Redeemable	116,200	116,200

Common Shareholders' Equity:
Common shares, $5 par value - authorized
225,000,000 shares; 175,653,482 shares issued
and 154,529,376 shares outstanding in 2007 and
175,420,239 shares issued and 154,233,141 shares
outstanding in 2006	878,267	877,101
Capital surplus, paid in	1,453,591	1,449,586
Deferred contribution plan - employee stock
ownership plan	(32,820)	(34,766)
Retained earnings	876,214	862,660
Accumulated other comprehensive income	3,516	4,498
Treasury stock, 19,705,353 shares in 2007
and 19,684,249 shares in 2006	(361,526)	(360,900)
Common Shareholders' Equity	2,817,242	2,798,179
Total Capitalization	6,197,375	5,874,814

Total Liabilities and Capitalization	$ 11,036,088	$ 11,303,236

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS)
(Unaudited)
	Three Months Ended
	March 31,
	2007	2006
	(Thousands of Dollars,
	except share information)

Operating Revenues	$ 1,704,293	$ 2,147,388

Operating Expenses:
Operation -
Fuel, purchased and net interchange power	1,070,486	1,544,030
Other	238,135	309,732
Restructuring charges	193	5,143
Maintenance	45,997	38,421
Depreciation	63,469	58,830
Amortization	6,223	58,471
Amortization of rate reduction bonds	51,799	48,678
Taxes other than income taxes	72,590	76,425
Total operating expenses	1,548,892	2,139,730
Operating Income	155,401	7,658

Interest Expense:
Interest on long-term debt	36,213	33,571
Interest on rate reduction bonds	16,350	19,881
Other interest	6,703	6,000
Interest expense, net	59,266	59,452
Other Income	14,069	14,204
Income/(Loss) from Continuing Operations Before
Income Tax Expense/(Benefit)	110,204	(37,590)
Income Tax Expense/(Benefit)	32,578	(18,305)
Income/(Loss) from Continuing Operations Before
Preferred Dividends of Subsidiary	77,626	(19,285)
Preferred Dividends of Subsidiary	1,390	1,390
Income/(Loss) from Continuing Operations	76,236	(20,675)
Discontinued Operations:
Income from Discontinued Operations	-	17,583
Loss from Sale of Discontinued Operations	(1,908)	-
Income Tax Benefit/(Expense)	766	(7,014)
(Loss)/Income from Discontinued Operations	(1,142)	10,569
Net Income/(Loss)	$ 75,094	$ (10,106)

Basic and Fully Diluted Earnings/(Loss) Per Common Share:
Income/(Loss) from Continuing Operations	$ 0.50	$ (0.13)
(Loss)/Income from Discontinued Operations	(0.01)	0.06
Basic and Fully Diluted Earnings/(Loss) Per Common Share	$ 0.49	$ (0.07)

Basic Common Shares Outstanding (weighted average)	154,393,358	153,442,640

Fully Diluted Common Shares Outstanding (weighted average)	154,804,716	153,442,640

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.